UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June  9, 2015

ENDURANCE EXPLORATION GROUP, INC.

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 8, 2015, Endurance Exploration Group, Inc. (“Endurance”) entered into a Material License Agreement (“Agreement”) with NBC News, a division of NBCUniversal Media, LLC (“NBCUniversal”) granting NBCUniversal an exclusive license for all NBC News entities and affiliates for five (5) days from initial broadcast for use of video imaging material from activity on board and under the water captured by Endurance during its SS Connaught recovery mission.

Endurance expects that the recovery mission will be conducted over a 4 month period, with mobilization taking place in late June and early July, 2015, and onsite survey and salvage work beginning in July and continuing until mid September if required.

A copy of the Agreement is attached hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1

Letter Agreement dated June 8, 2015 between Endurance Exploration Group, Inc. and NBCUniversal Media, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: June 9, 2015	By:	/s/ Micah Eldred
Name: Micah Eldred Title: President and Chief Executive Officer

3